                                                                   EXHIBIT 23(c)





                              ACCOUNTANTS' CONSENT

         We have issued our report dated February 12, 1998 accompanying the consolidated financial statements of Fidelity Financial of Ohio, Inc. contained in Form S-4 to be filed with the Securities and Exchange Commission on or about December 18, 1998. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name, as it appears under the caption "Experts."




 /s/ Grant Thornton LLP
-------------------------------------
Cincinnati, Ohio
December 18, 1998

                                                                   EXHIBIT 23(c)





                              ACCOUNTANTS' CONSENT

         We have issued our report dated August 31, 1998 accompanying the consolidated financial statements of Glenway Financial Corporation contained in Form S-4 to be filed with the Securities and Exchange Commission on or about December 18, 1998. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name, as it appears under the caption "Experts."




 /s/ Grant Thornton LLP
-------------------------------------
Cincinnati, Ohio
December 18, 1998